WESTERN RESOURCES, INC.
                    SHORT-TERM INCENTIVE PLAN

     The purpose of the Western Resources, Inc. Short-Term Incentive Plan (Plan) is to motivate key executives, directors, managers, and select exempt employees to achieve the highest level of performance to further the achievement of Western Resources' (WR's) goals, objectives, and strategies. This Plan is designed to reward exceptional performance using financial incentives to supplement base compensation. Also, the Plan will enhance the ability of WR to attract new executive talent when needed. Finally, the Plan is intended to benefit WR in the pursuit of its goals and objectives by stimulating and motivating the President's Council (PC), the Senior Management Council (SMC) and select exempt employees, which will in turn enhance productivity and promote the retention of experienced and qualified executive talent in a cost effective and efficient manner.

     1. Definitions. As used herein the following words and phrases shall have the following respective meanings unless the context clearly indicates otherwise:

          (a) Award: A grant of a percentage of the total incentive award made to a Participant under the terms of the Plan.

          (b) Award Criteria: The criteria described in Section 4, consisting of financial, individual, and discretionary criteria, the satisfaction of which shall determine the Participant's percentage entitlement to an Incentive Award.

          (c) Beneficiary: The person or persons designated by a Participant pursuant to Section 7 to receive any payment which under the terms and conditions of the Plan may be made on behalf of the Participant on or after the Participant's death.

          (d)  Board of Directors:  The Board of Directors of the
     Company.

          (e) Company: Western Resources, Inc. a Kansas corporation, and its successors and assigns.

          (f) Discretionary Criteria: Criteria based solely on the Participant's Supervisor's discretion.

          (g) Financial Criteria: Criteria which is based on the overall company profitability as compared to budget.

          (h)  Incentive Award:  That percentage of a
     Participant's base compensation which the Board of Directors shall, from time to time, determine to be available to a Participant under the Plan. As an example, a PC member may be entitled to earn up to 20% of their base compensation as an Award. The Incentive Award may apply to a class of employees or to individual employees, at the discretion of the Board of Directors or the Committee.

          (i) Individual Criteria: Criteria which is based on financial or nonfinancial criteria or both, as determined by the Participant and the Participant's Supervisor.

          (j) Individual Agreement: An agreement developed during the strategic and financial planning process at the beginning of each WR fiscal year, which outlines a Participant's participation in the Plan. Goals and objectives critical to the successful implementation of the WR Strategic Plan are the basis for developing the detail components of each Agreement.

          (k)  Participant:  An employee with whom an Individual
     Agreement has been made, but which has not been paid, canceled, or otherwise terminated or satisfied under the terms of the Plan.

          (l) Plan: The Plan herein set forth, and as from time to time amended.

          (m) Select Exempt Employees: WR executive employees in pay grades 30 and above.

          (n) Participant's Supervisor: The officer, director or manager to whom the Participant directly reports. The CEO's Supervisor shall mean the Board of Directors. A PC member's supervisor is the CEO . A SMC member's supervisor is the member of the PC to whom that member directly reports. A Select Exempt Employee's Supervisor shall be the member of the PC or the SMC to whom that Exempt Employee reports.

          (o) Committee: The committee which may be established by the Board of Directors pursuant to Section 2 to administer the Plan.

     2. Administration. The Board of Directors, or if one shall be appointed by the Board of Directors, a committee of at least three directors, a majority of whom are not eligible to be Participants (the "Committee"), shall be responsible for establishing the overall Plan, administering the Plan, determining whether actual individual compensation awards will be paid, and approving the amount of the actual individual compensation awards.

     The individual PC members, SMC members, or named exempt employees are responsible for the preparation of all forms and reports for reporting regarding their respective Plan accomplishments.

     The members of the Board of Directors and all agents, officers, fiduciaries, and employees of the Company shall not be liable for any act, omission, interpretation, construction, or determination made in good faith in connection with their responsibilities with respect to the Plan; and the Company hereby agrees to indemnify the members of the Board of Directors and all agents, officers, fiduciaries, and employees of the Company in respect to any claim, loss, damage, or expense (including counsel fees) arising from any such act, omission, interpretation, construction, or determination to the full extent permitted by law.

     The day-to-day administration of the Plan with regard to specific classes of employees shall be carried out as follows:

          (a) CEO: The Board, or the Committee if one is appointed, is responsible for the day-to-day supervision of the Plan, including designation of the CEO's personal goals, determination of the achievement of such goals, determination of the award size relating to the CEO's goals, and the determination of the amount of the discretionary award.

          (b) PC Members and Presidents: The CEO is responsible for the day-to-day supervision of the Plan, as it relates to a PC member and the two Presidents of WR's subsidiary and/or divisions, Kansas Gas and Electric Company and Gas Service Company ("Presidents"), including the designation of the PC member's and Presidents' personal goals, determination of the achievement of such goals, determination of the award size relating to the PC member's and Presidents' goals, and the determination of the amount of the discretionary award.

          (c) SMC Members/Executive Vice Presidents: The Participant's Supervisor is responsible for the day-to-day supervision of the Plan, as it relates to a SMC member and WR Executive Vice President (EVP), including designation of the SMC member's and EVP's personal goals, determination of the achievement of such goals, determination of the award size relating to the SMC member's and EVP's goals, and the determination of the amount of the discretionary award.

          (d) Select Exempt Employees: The Participant's Supervisor is responsible for the day-to-day supervision of the Plan, as it relates to a select exempt employee, including designation of the exempt employee's personal goals, determination of the achievement of such goals, determination of the award size relating to the exempt employee's goals, and the determination of the amount of the discretionary award.

     3. Eligibility to Participate. Only employees who are members of WR's President's Council, members of WR's Senior Management Council, and WR exempt employees in pay grades 30 and above shall automatically be eligible to participate in the Plan. The Board of Directors, or the Committee if one shall be appointed, shall determine, from time to time, whether the benefits of the Plan should be extended to other groups of employees of the Company.



     4. Award Criteria. This Plan incorporates three types of criteria: financial, individual, and discretionary. The detailed measurement methods for PC members and Presidents, SMC members/EVP, and select exempt employees are as follows:

          (a)  PC Members and Presidents.

               (1) Financial Criteria (50%). The individual PC member and Presidents are eligible to receive up to 50% of the total incentive award based on the overall company profitability as compared to budget. In other words, the individual may receive up to an additional 15% of base compensation if certain company standards are met when actual profitability is compared to budgeted profitability. However, an additional award may be available if certain financial criteria is met.

          % of Actual Profitability               Financial
          Criteria
          to Budgeted Profitability                      Award


          110% or more of Budget                       70%
          105% to 109% of Budget                       60%
          100% to 104% of Budget                       50%
          95% to 99% of Budget                         40%
          90% to 94% of Budget                         30%
          Less than 90% of Budget                       0%

          The percentage of actual to budgeted profitability is rounded to the nearest whole percent.

               (2) Individual Criteria (30%). The individual PC member and Presidents and the CEO design the specifics of this criteria, except for the CEO's individual criteria, which is designed by the CEO and the Board. The individual and the CEO may settle on financial criteria or nonfinancial criteria or both. They must annually agree on the specific criteria. They may also determine how to use the criteria and measure the PC member and President's performance. Under this criteria, the individual is eligible to receive up to 30% of the total incentive award or an additional 9% of base compensation. The CEO is eligible to receive up to 30% of the total incentive award or an additional 9% of base compensation.

               (3) Discretionary Criteria (20%). The individual PC member and Presidents are eligible to receive up to 20% of the total incentive award or an additional 6% of base compensation. This criteria is solely at the CEO's discretion, except for the CEO's award, which is at the Board's discretion.

     (b)  SMC Members/EVP.

               (1) Financial Criteria (40%/50%). The individual SMC member is eligible to receive up to 40% of the total incentive award based on the overall Company profitability as compared to budget. In other words, the SMC member may receive up to an additional 4% of base compensation if certain Company standards are met when actual profitability is compared to budgeted profitability. However, an additional award may be available if certain financial criteria is met.

          % of Actual Profitability               Financial
          Criteria
          to Budgeted Profitability                      Award


          110% or more of Budget                       60%
          105% to 109% of Budget                       50%
          100% to 104% of Budget                       40%
          95% to 99% of Budget                         30%
          90% to 94% of Budget                         20%
          Less than 90% of Budget                       0%

          The individual EVP is eligible to receive up to 50% of the total incentive award based on the overall Company profitability as compared to budget. In other words, the EVP may receive up to an additional 10% of base compensation if certain Company standards are met when actual profitability is compared to budgeted profitability. However, an additional award may be available if certain financial criteria is met.

          % of Actual Profitability                 Financial
Criteria
          to Budgeted Profitability                     Award


          110% or more of Budget                       70%

          105% to 109% of Budget                       60%
          100% to 104% of Budget                       50%
          95% to 99% of Budget                         40%
          90% to 94% of Budget                         30%
          Less than 90% of Budget                      0%

          The percentage of actual to budgeted profitability is
rounded to the nearest        whole percent.

                 (2)  Individual Criteria (40%/30%).  The
          individual SMC member and EVP and the PC contact design the specifics of this criteria. The individual and the PC contact may settle on financial criteria or nonfinancial criteria or both. They must annually agree on the specific criteria. They must also determine how to use the criteria and measure the SMC member's and EVP's performance. Under this criteria, the individual SMC member is eligible to receive up to 40% of the total incentive award or an additional 4% of base compensation. The individual EVP is eligible to receive up to 30% of the total incentive award or an additional 6% of base compensation.

               (3) Discretionary Criteria (20%). The individual SMC member is eligible to receive up to 20% of the total incentive award or an additional 2% of the base compensation. The EVP is eligible to receive up to 20% of the total incentive award or an additional 4% of base compensation. This criteria is solely at the PC contact's discretion.

          (c)  Select Exempt Employees.

               (1) Financial Criteria (30%). The select exempt employee is eligible to receive up to 30% of the total incentive award based on the overall Company profitability as compared to budget. In other words, the exempt employee may receive up to an additional 1.5% of base compensation if certain Company standards are met when actual profitability is compared to budgeted profitability. However, an additional award may be available if certain financial criteria is met.

          % of Actual Profitability               Financial
          Criteria
          to Budgeted Profitability                      Award


          110% or more of Budget                       50%
          105% to 109% of Budget                       40%
          100% to 104% of Budget                       30%
          95% to 99% of Budget                         20%
          90% to 94% of Budget                         10%
          Less than 90% of Budget                       0%

          The percentage of actual to budgeted profitability is rounded to the nearest whole percent.

               (2) Individual Criteria (50%). The select exempt employee and the PC or SMC contact design the specifics of this criteria. The individual and PC or SMC contact may settle on financial criteria or nonfinancial criteria or both. They must annually agree on the specific criteria. They must also determine how to use the criteria and measure the exempt employee's performance. Under this criteria, the individual is eligible to receive up to 50% of the total incentive award or an additional 2.5% of base compensation.

               (3) Discretionary Criteria (20%). The select exempt employee is eligible to receive up to 20% of the total incentive award or an additional 1% of base compensation. This criteria is solely at the PC or SMC contact's discretion.

     5.  Payment of Awards.

               (a) Generally. The incentive compensation award, if adopted for the year, is payable annually. The payment shall be made in February following the Plan year for which the award was approved.

               (b) Termination of Employment. A Participant who ceases to be continually employed by the Company (other than as a result of a Company-approved leave of absence or the Participant's death, disability, or retirement under the Company pension plan's early or normal retirement provisions) shall forfeit all rights to an annual incentive award for the year not yet ended.

               (c) Payment in the Event of Death, Disability, or Retirement. If a participant dies, becomes disabled, or retires under the Company pension plan's early or normal retirement provisions, his or her actual incentive compensation award for the year, determined in accordance with the provisions of the Plan, shall be reduced to reflect only participation prior to termination. This reduction is based on the number of months the individual was an active Participant in the Plan in the year of termination. In the event of the Participant's death while the Plan is in effect, payments of any amounts due under such Plan shall be made to the Participant's designated beneficiary or to the Participant's estate.

     6. Withholding for Taxes. The Company will provide for the withholding of any taxes required by any governmental authority with respect to any payment that is to be made under the Plan. The amount withheld shall be paid over by the Company to such governmental authority for the account of the Participant entitled to the payment.

     7. Designation of Beneficiary. A Participant shall designate a Beneficiary or Beneficiaries on the Beneficiary Designation form in the appendix (which may be designated contingently and which may be an entity other than a natural person) to receive any amounts which under the terms of the Plan may become payable on or after the Participant's death. Any such designation may, unless the Participant has waived such right, from time to time and at any time, be changed or canceled by the Participant without the consent of a Beneficiary. Any such designation must be in writing and filed with the Board of Directors . If a Participant designates more than one Beneficiary, any payments under the Plan to such Beneficiaries shall be made in equal shares unless the Participant has designated otherwise, in which case the payments shall be made in the shares designated by the Participant. If a Participant does not designate a beneficiary or there is no proper designation of a Beneficiary or no person designated as a Beneficiary shall survive the Participant by 30 days, the Participant's Beneficiary shall be his or her estate.

     8. No Rights to Corporate Assets. Nothing contained herein shall be construed as giving a Participant, his or her Beneficiary, or any other person any equity or other interest of any kind in any assets of the Company or creating a trust of any kind or a fiduciary relationship of any kind between the Company and any such person. As to any claim for any unpaid amounts under the Plan, a Participant, his or her Beneficiary, and any other person having a claim for payments shall be unsecured creditors.

     9. Non-Assignability. Except as provided in Section 7, neither a Participant nor a Participant's Beneficiary shall have the power or right to transfer, assign, anticipate, mortgage, or otherwise encumber his or her interest in the Plan; nor shall such interest be subject to seizure for the payment of a Participant's or Beneficiary's debts, judgments, alimony, or separate maintenance or be transferable by operation of law in the event of a Participant's or Beneficiary's bankruptcy or insolvency.

     The Company's obligations under the Plan are not assignable or transferable except to a Company which acquires all or substantially all of the assets of the Company or to any corporation into which the Corporation may be merged or consolidated.

     10. Amendment and Termination. The Board of Directors may from time to time and at any time alter, amend, suspend, discontinue, or terminate the Plan. Nothing contained in the Plan shall be construed to prevent the Company from taking any corporate action which is deemed by the Company to be appropriate or in its best interest, whether or not such action would have an adverse effect on the Plan or any Participant's interest in the Plan. Neither any Participant nor any other person shall have any claim against the Company as a result of any such action. Notwithstanding the foregoing, the Company may not modify (or terminate) the Plan to the extent doing so would adversely affect the rights of Participants to an Incentive Award at the time of the modification.

     11. No Right of Employment. Nothing contained in the Plan shall be construed as conferring upon a Participant the right to continue in the employ of the Company.

     12. Governing Law. All rights and obligations under the Plan shall be governed by, and the Plan shall be construed in accordance with the laws of the State of Kansas.

     13. Titles and Headings. Titles and headings to sections herein are for purposes of reference only and shall in no way limit, define, or otherwise affect the meaning or interpretation of any provisions of the Plan.

     14.  Effective Date.  The Plan shall become effective
January 1, 1990.




__________________________________
                         Secretary

                     BENEFICIARY DESIGNATION

     Pursuant to Section 7 of the Western Resources' Short-Term Incentive Plan, the Participant hereby designates as Primary Beneficiary under this Plan:
_________________________________________________________________
_____________
_________________________________________________________________
_____________
and, Participant hereby designates as Secondary Beneficiary under this Plan:
_________________________________________________________________
_____________
_________________________________________________________________
_____________
The term "Beneficiary" as used herein shall mean the Primary Beneficiary if such Primary Beneficiary shall survive Participant by at least 30 days, and shall mean the Secondary Beneficiary if Primary Beneficiary does not survive Participant by at least 30 days, and shall mean the Estate of the Participant, if neither Primary nor Secondary Beneficiary survives the Participant by at least 30 days. Participant shall have the right to change Participant's designation of Primary and/or Secondary Beneficiary from time to time in such manner as shall be required by the Board of Directors or the Committee, it being agreed that no change in beneficiary shall be effective until acknowledged in writing by the Company.

     IN WITNESS WHEREOF, Participant has executed this designation this __________ day of _______________________,
19____.

PARTICIPANT:

_________________________________
(signature)

_________________________________
(type or print name)